UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2016

BLACKHAWK NETWORK HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of

Incorporation or Organization)

001-35882	43-2099257
(Commission File Number)	(I.R.S. Employer Identification No.)

6220 Stoneridge Mall Road

Pleasanton, CA 94588

(Address of Principal Executive Offices, including Zip Code)

(Registrant’s Telephone Number, Including Area Code): (925) 226-9990

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Private Placement of Convertible Senior Notes

On July 21, 2016, Blackhawk Network Holdings, Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC and the other initial purchasers named in Schedule A thereto (collectively, the “Initial Purchasers”), pursuant to which the Company agreed to issue and sell, and the Initial Purchasers agreed to purchase, subject to the terms and conditions set forth in the Purchase Agreement, $460 million aggregate principal amount of the Company’s 1.50% Convertible Senior Notes due 2022 (the “Notes”). The Company also granted the Initial Purchasers an option to purchase up to an additional $40 million aggregate principal amount of Notes, solely to cover over-allotments. The Purchase Agreement contains customary representations, warranties and agreements of the Company, conditions to closing, indemnification rights and obligations of the parties and termination provisions.

On July 27, 2016, the Company closed the issuance and sale of $500 million aggregate principal amount of Notes to the Initial Purchasers pursuant to the Purchase Agreement, including $40 million aggregate principal amount of Notes from the full exercise of the Initial Purchasers’ option to purchase additional Notes. The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any other securities laws, and were offered and sold to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(a)(2) under the Securities Act. The Initial Purchasers anticipate selling the Notes to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act.

The Company used a portion of the net proceeds from the sale of the Notes to repay borrowings under its credit facility, a portion of the net proceeds from the sale of the Notes to pay the cost of the convertible note hedge transactions described below (after such cost is partially offset by the proceeds to the Company of the warrant transactions described below), a portion of the net proceeds from the sale of the notes to repurchase shares of common stock of the Company, par value $0.001 per share (“Common Stock”), from certain purchasers of the Notes and expects to use the remainder to pay related transaction fees and expenses, and for general corporate purposes, including future acquisitions.

The Notes were issued pursuant to an indenture (the “Indenture”), dated as of July 27, 2016, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). A copy of the Indenture is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

The Notes bear interest at a rate of 1.50% per year, payable semiannually in arrears on January 15 and July 15 of each year, beginning on January 15, 2017. The Notes will mature on January 15, 2022, unless earlier purchased or converted. Upon conversion, holders of the Notes will receive cash, shares of Common Stock, or a combination of cash and shares of Common Stock, at the Company’s election.

If the Company undergoes a “fundamental change” (as defined in the Indenture), subject to certain conditions, holders of the Notes may require the Company to repurchase for cash all or any portion of their Notes. The fundamental change repurchase price for the Notes generally will be equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

Holders may surrender their Notes for conversion at any time prior to the close of business on the day immediately preceding September 15, 2021 only upon the satisfaction of certain conditions relating to the closing sale price of the Common Stock, the trading price per $1,000 principal amount of Notes and specified corporate events. After September 15, 2021 until the close of business on the second scheduled trading day immediately preceding the maturity date, holders of Notes may surrender their Notes for conversion at any time, regardless of the foregoing circumstances.

The initial conversion rate will be 20.0673 shares of Common Stock for each $1,000 principal amount of Notes, which represents an initial conversion price of approximately $49.83 per share of Common Stock. The conversion rate is subject to adjustment in certain circumstances. The Company may not redeem the Notes prior to the stated maturity date and no sinking fund is provided for the Notes.

If an event of default (as defined in the Indenture) occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Notes may declare the principal amount of the Notes to be due and payable immediately. In the case of an event of default arising out of certain events of bankruptcy, insolvency or reorganization (as set forth in the Indenture), the principal amount of the Notes and accrued and unpaid interest, if any, will automatically become immediately due and payable.

The Notes are senior unsecured obligations of the Company and rank (i) senior in right of payment to any existing and future indebtedness of the Company that is expressly subordinated in right of payment to the Notes; (ii) equal in right of payment to any existing and future unsecured indebtedness of the Company that is not so subordinated; (iii) effectively subordinated in right of payment to any secured indebtedness of the Company, including the Company’s credit facility, to the extent of the value of the assets securing such indebtedness; and (iv) structurally subordinated to all existing and future indebtedness and other liabilities (including trade payables) of the Company’s subsidiaries, as well as any existing and future indebtedness of the Company that may be guaranteed by the Company’s subsidiaries to the extent of such guarantee, including the guarantees of certain subsidiaries of the Company under the Company’s credit facility.

The preceding description is qualified in its entirety by reference to the Indenture and the form of Notes, copies of which are attached to this Current Report on Form 8-K as Exhibits 4.1 and 4.2, respectively, and are incorporated herein by reference.

Convertible Note Hedge and Warrant Transactions

On July 21, 2016, in connection with the pricing of the Notes, the Company entered into privately negotiated convertible note hedge transactions with each of Wells Fargo Bank, National Association, Bank of America, N.A. and Bank of Montreal (the “Option Counterparties”), each of which is an affiliate of one of the Initial Purchasers of the Notes. On July 22, 2016, in connection with the Initial Purchasers’ exercise of their option to purchase additional Notes, the Company entered into additional privately negotiated convertible note hedge transactions with the Option Counterparties (all such convertible note hedge transactions, collectively the “Note Hedge Transactions”).

The Note Hedge Transactions are expected generally to reduce the potential dilution and/or offset the cash payments the Company is required to make in excess of the principal amount upon conversion of the Notes in the event that the market price of the Company’s common stock is greater than the strike price of the Note Hedge Transactions, which is initially $49.8323 (subject to adjustment), corresponding approximately to the initial conversion price of the Notes.

On July 21, 2016, the Company also entered into separate, privately negotiated warrant transactions with the Option Counterparties in which it sold net-share-settled (or, at the Company’s election subject to certain conditions, cash-settled) warrants to the Option Counterparties initially relating to the same number of shares of the Company’s common stock initially underlying the Notes, subject to customary anti-dilution adjustments. On July 22, 2016, in connection with the Initial Purchasers’ exercise of their option to purchase additional Notes, the Company entered into additional privately negotiated warrant transactions with the Option Counterparties (all such warrant transactions, collectively the “Warrant Transactions”). The strike price of the warrants will initially be $61.1975 per share (subject to adjustment), which is 75% above the last reported sale price of the Company’s common stock on the NASDAQ Global Select Market on July 21, 2016. The Warrant Transactions could have a dilutive effect to the Company’s stockholders to the extent that the Warrant Transactions are not cash-settled and the market price per share of the Company’s common stock, as measured under the terms of the Warrant Transactions, exceeds the applicable strike price of the warrants.

The Company entered into the Warrant Transactions with the Option Counterparties in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. The Company relied on this exemption from registration based in part on representations made by the Option Counterparties. The Warrant Transactions and the shares of the Company’s Common Stock issuable upon exercise of the warrants comprising the Warrant Transactions, if any, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

To the extent that any shares of the Common Stock are issued upon exercise of the warrants by any of the Option Counterparties pursuant to the respective Warrant Transactions, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof, because no commission or other remuneration is expected to be paid in connection with any resulting issuance of shares of the common stock.

The Note Hedge Transactions and the Warrant Transactions are separate transactions entered into by the Company with the Option Counterparties, and are not part of the terms of the Notes and will not affect any holder’s rights under the Notes. Holders of the Notes will not have any rights with respect to the Note Hedge Transactions or the Warrant Transactions.

The foregoing summary is qualified in its entirety by reference to the text of the confirmations of the Note Hedge Transactions and the Warrant Transactions, which are filed as Exhibits with this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this Item 2.03 is contained in Item 1.01 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

1.1	Purchase Agreement, dated July 21, 2016, among the Company, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC and the other initial purchasers named in Schedule A thereto

4.1	Indenture related to the 1.50% Convertible Senior Notes due 2022, dated as of July 27, 2016, among Blackhawk Network Holdings, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee

4.2	Form of 1.50% Convertible Senior Note due 2022 (included with Exhibit 4.1)

10.1	Letter Agreement, dated July 21, 2016, between the Company and Wells Fargo Bank, National Association, regarding Note Hedge Transaction

10.2	Letter Agreement, dated July 21, 2016, between the Company and Bank of America, N.A., regarding Note Hedge Transaction

10.3	Letter Agreement, dated July 21, 2016, between the Company and Bank of Montreal, regarding Note Hedge Transaction

10.4	Letter Agreement, dated July 21, 2016, between the Company and Wells Fargo Bank, National Association, regarding Warrant Transaction

10.5	Letter Agreement, dated July 21, 2016, between the Company and Bank of America, N.A., regarding Warrant Transaction

10.6	Letter Agreement, dated July 21, 2016, between the Company and Bank of Montreal, regarding Warrant Transaction

10.7	Letter Agreement, dated July 22, 2016, between the Company and Wells Fargo Bank, National Association, regarding Note Hedge Transaction

10.8	Letter Agreement, dated July 22, 2016, between the Company and Bank of America, N.A., regarding Note Hedge Transaction

10.9	Letter Agreement, dated July 22, 2016, between the Company and Bank of Montreal, regarding Note Hedge Transaction

10.10	Letter Agreement, dated July 22, 2016, between the Company and Wells Fargo Bank, National Association, regarding Warrant Transaction

10.11	Letter Agreement, dated July 22, 2016, between the Company and Bank of America, N.A., regarding Warrant Transaction

10.12	Letter Agreement, dated July 22, 2016, between the Company and Bank of Montreal, regarding Warrant Transaction

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKHAWK NETWORK HOLDINGS, INC.

Date: July 27, 2016	By:	/s/ Jerry Ulrich
	Name:	Jerry Ulrich
	Title:	Chief Financial Officer and Chief Administrative Officer